Exhibit 32.1

SECTION 1350 CERTIFICATIONS

I, Elon Musk, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the Annual Report of Tesla, Inc. on Form 10-K for the annual period ended December 31, 2020, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Tesla, Inc.

Date: February 8, 2021	/s/ Elon Musk
Elon Musk
Chief Executive Officer
(Principal Executive Officer)

I, Zachary J. Kirkhorn, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the Annual Report of Tesla, Inc. on Form 10-K for the annual period ended December 31, 2020, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Tesla, Inc.

Date: February 8, 2021	/s/ Zachary J. Kirkhorn
Zachary J. Kirkhorn
Chief Financial Officer
(Principal Financial Officer)